SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Berkshire Hathaway Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-0813844
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3555 Farnam Street

Omaha, Nebraska 68131

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

0.75% Senior Notes due 2023	New York Stock Exchange LLC
1.125% Senior Notes due 2027	New York Stock Exchange LLC
1.625% Senior Notes due 2035	New York Stock Exchange LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-186257

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Berkshire Hathaway Inc. (the “Company”) has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated March 5, 2015 (the “Prospectus Supplement”) to a prospectus dated January 28, 2013 (the “Prospectus”) contained in the Company’s effective Registration Statement on Form S-3 (Registration No. 333-186257) (the “Registration Statement”), which Registration Statement was filed with the Commission on January 28, 2013, relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1.	Description of Registrant’s Securities to be Registered

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of the Notes” in the Prospectus Supplement and “Description of the Debt Securities” in the Prospectus.

Item 2.	Exhibits

Exhibit No.	Exhibit Description

4.1	Indenture, dated as of February 1, 2010, among Berkshire Hathaway Inc., Berkshire Hathaway Finance Corporation and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-164611) filed with the Commission on February 1, 2010).

4.2	Officers’ Certificate of Berkshire Hathaway Inc., dated as of March 16, 2015, including the form of Berkshire Hathaway Inc.’s 0.75% Senior Notes due 2023 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed with the Commission on March 16, 2015).

4.3	Officers’ Certificate of Berkshire Hathaway Inc., dated as of March 16, 2015, including the form of Berkshire Hathaway Inc.’s 1.125% Senior Notes due 2027 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed with the Commission on March 16, 2015).

4.4	Officers’ Certificate of Berkshire Hathaway Inc., dated as of March 16, 2015, including the form of Berkshire Hathaway Inc.’s 1.625% Senior Notes due 2035 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K filed with the Commission on March 16, 2015).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BERKSHIRE HATHAWAY INC.

By:	/s/ Marc D. Hamburg
	Name:	Marc D. Hamburg
	Title:	Senior Vice President and Chief Financial Officer

Date: April 9, 2015